UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

SkyWater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street
Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 851-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Membership Interest Purchase Agreement

On June 30, 2025, SkyWater Technology, Inc. (the “Company”) and Spansion LLC (“Seller”), an affiliate of Infineon Technologies AG, entered into Amendment No. 1 to Membership Interest Purchase Agreement (the “Amendment”), by and between Seller and the Company, dated June 30, 2025, which amended the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of February 25, 2025, by and between Seller and the Company, with respect to the Company’s acquisition of all of the issued and outstanding memberships interests of Spansion Fab 25, LLC, a newly-formed limited liability company (the “Acquired Business”), that received, pursuant to a pre-closing restructuring, substantially all of the property, plant and equipment and employees and certain other assets and liabilities related to Infineon Technologies AG’s 200 mm fab in Austin, Texas (the “Transaction”). The Amendment amended the Purchase Agreement to increase the purchase price payable at the closing of the Transaction by $18 million and to eliminate the $25 million payable at the conclusion of the multi-year supply agreement entered into in connection with the Transaction.

The foregoing description of the Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 2.2 and incorporated herein by reference.

Amended and Restated Loan and Security Agreement

On June 30, 2025, the Company and its subsidiaries, SkyWater Technology Foundry, Inc., SkyWater Federal, LLC, SkyWater Florida, Inc. and Spansion Fab 25 LLC (the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with (1) Siena Lending Group LLC, as agent (“Agent”), for (2) Siena Lending Group LLC (“Siena”), (3) Benefit Street Partners SMA-K L.P., Franklin BSP Private Credit Fund, BSP Debt Fund V L.P., Benefit Street Partners SMA-OS L.P., Benefit Street Partners Capital Opportunity, Fund III-A L.P., BSP DF V 2022 SPV LP (collectively, “BSP”), (4) GRC SPV Investments, LLC (“GRC”), (5) ACF FinCo I LP (“Ares”; and together with Siena, BSP, GRC, collectively, “Lenders”). Under the Loan Agreement, SkyWater Technology Foundry, Inc. (“SkyWater Foundry”) will act as agent for all of the Borrowers.

The Loan Agreement provides for a revolving line of credit of up to $350 million with scheduled maturity date of June 30, 2030. The Borrowers may be required to prepay the unpaid principal balance of the loans following specified prepayment events in the amount of 100% of the net proceeds received by the Company or any Borrower with respect to such prepayment event.

Borrowing under the Loan Agreement is limited by a borrowing base of specified advance rates applicable to billed accounts receivable, unbilled accounts receivable, inventory and equipment, subject to various conditions and limits as provided in the Loan Agreement. The Loan Agreement also provides for borrowing base sublimits applicable to each of unbilled accounts receivable and equipment. Under certain circumstances, the Agent may from time to time establish and revise reserves against the borrowing base and/or the maximum revolving facility amount.

Proceeds of borrowings will initially be used to refinance all indebtedness owing to Siena and GRC, to fund the acquisition of Spansion Fab 25 LLC and to pay the fees, costs, and expenses incurred in connection with the acquisition of Spansion Fab 25 LLC, the Loan Agreement, and the transactions contemplated thereby, and thereafter, for working capital purposes, for equipment, and for such other purposes as specifically permitted pursuant to the terms of the Loan Agreement. The Borrowers’ obligations under the Loan Agreement are secured by substantially all of their assets and guaranteed by the Company as further described in the Loan Agreement.

Borrowings under the Loan Agreement bear interest at a rate that depends upon the type of borrowing, whether a term secured overnight financing rate (SOFR) loan or base rate loan, plus the applicable margin. The term SOFR loan rate is a forward-looking term rate based on SOFR for a tenor of one month on the applicable day, subject to a minimum of 2.5% per annum. The base rate is the greatest of the prime rate, the Federal funds rate plus 0.5%, and 7.0% per annum. The applicable margin is an applicable percentage based on the fixed charge coverage ratio that ranges from 5.0% to 4.0% per annum for term SOFR loans and ranges from 4.0% to 3.0% per annum for base rate loans.

The Loan Agreement contains customary representations and warranties and financial and other covenants and conditions. Subject to certain cure rights and financial conditions, the Loan Agreement requires $10 million in minimum EBITDA (as defined in the Loan Agreement) calculated as of the last day of each calendar month for the preceding twelve calendar months, prohibits unfunded capital expenditures in excess of the amounts set forth in the Loan Agreement calculated as of the last day of each calendar year commencing December 31, 2025, requires a minimum fixed charge coverage ratio, measured on a trailing twelve month basis, of not less than 1.00 to 1.00 if the Borrowers’ liquidity is less than (i) $30 million prior to the consummation of a sale and leaseback transaction on certain owned real property in Austin, Texas or (ii) $80 million following the consummation of such sale and leaseback transaction, and requires the Borrowers maintain liquidity of at least $70 million at all times following such sale and leaseback transaction.

In addition, the Loan Agreement places certain restrictions on the Borrowers’ and the Company’s ability to incur additional indebtedness (other than permitted indebtedness), to create liens or other encumbrances (other than liens relating to permitted indebtedness), to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to the Company’s stockholders. The Borrowers are also obligated to pay to Agent, for its own benefit or the benefit of Lenders, certain customary fees.

The foregoing description of the Loan Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2025, the Company and the Seller completed the Transaction in accordance with the terms and conditions of Purchase Agreement, as amended by the Amendment. The purchase price for the Transaction was approximately $93 million, all of which was paid in cash at the closing of the Transaction, comprised of a base purchase price of $73 million plus a payment for working capital of approximately $20 million, which is subject to adjustment. The information provided in Item 1.01 of this Current Report on Form 8-K under the subheading “Amendment to Membership Interest Purchase Agreement” is incorporated by reference into this Item 2.03.

The foregoing description of the Purchase Agreement, the Amendment and the Transaction is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Amendment, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the subheading “Amended and Restated Loan and Security Agreement” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) The required financial statements of the Acquired Business will be filed by amendment to this Current Report on Form 8-K not later than September 16, 2025 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

(b) The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than September 16, 2025 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

(c) Not applicable.

(d) Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of February 25, 2025, between SkyWater Technology, Inc. and Spansion LLC (incorporated by reference to Exhibit 2.1 to SkyWater Technology, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025).

2.2	Amendment No. 1 to Membership Interest Purchase Agreement, dated as of June 30, 2025, between SkyWater Technology, Inc. and Spansion LLC.

10.1	Amended and Restated Loan and Security Agreement among the Company, the subsidiary borrowers named therein, Siena Lending Group LLC, as agent, and the lenders named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: July 3, 2025	/s/ Thomas J. Sonderman
Name: Thomas J. Sonderman
Title: Chief Executive Officer